Byrna Technologies Inc. 8-K

Exhibit 99.1

Byrna Technologies Inc. Announces Reverse Stock Split

ANDOVER, MA (APRIL 23, 2021) — Byrna Technologies Inc. (OTCQB: BYRN) (CSE: BYRN) (“Byrna” or “the Company”) today announces that the Company's Board of Directors has determined to complete a reverse stock split (also referred to as a consolidation) of the Company’s issued shares of common stock on the basis of one (1) post-consolidation common share for every ten (10) pre-consolidation shares of common stock (the “consolidation” or the “reverse stock split”).

The Board of Directors determined the reverse stock split is necessary in order for the Company to meet certain requirements for listing on a national exchange.

“This reverse split is an important step in our growth,” stated CEO Bryan Ganz. “Listing our shares on a national exchange will provide Byrna with greater exposure and visibility to the market, and provide investors with greater liquidity and ultimately, we believe, greater shareholder value.”

Effective April 27, 2021, with a record date April 28, 2021, the Company expects to begin trading the shares on the Canadian Securities Exchange and the OTCQB on a post-consolidation basis under its existing name and ticker symbol. The new CUSIP and ISIN for the Shares are 12448X 201 and US12448X2018, respectively.

The Company currently has 205,629,938 shares of common stock issued and outstanding shares of common stock and on completion of the reverse stock split there are expected to be 20,562,993 issued and outstanding shares of common stock (assuming there are no issuances of shares upon the exercise of convertible securities). The Company will pay stockholders entitled to fractional shares fair value in cash in lieu of issuing fractional shares. The Company will not change its name or ticker symbol in connection with the reverse stock split.

Stockholder approval of the reverse stock split was obtained at the Company's annual and special meeting held on November 19, 2020.

A letter of transmittal will be mailed to registered stockholders providing instructions to surrender the certificates evidencing the pre-consolidation shares held in exchange for replacement certificates or Direct Registration Advice representing the number of post-consolidation shares to which they are entitled as a result of the reverse stock split. Until surrendered, each certificate representing pre-consolidation shares will be deemed for all purposes to represent the number of whole post-consolidation shares to which the holder thereof is entitled because of the reverse stock split. Stockholders who hold their pre-consolidation shares in brokerage accounts or in “street name” are not required to take any action to surrender or exchange the pre-consolidation shares so held.

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state of the art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna® products visit the Company's e-commerce store.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", “projects”, "intends", "anticipates" and "believes” and statements that certain actions, events or results "may", "could", "would", "should", "might," "occur" or "be achieved" or "will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to the terms of the reverse stock split, the date the shares will begin trading on the Canadian Securities Exchange and OTCQB on a post-consolidation basis, the record date of the reverse stock split, regulatory approvals in connection with the reverse stock split, the listing of the shares on a national exchange, and the effect of such listing on the market for the Company’s securities, liquidity, future shareholder value, and the mechanics of replacement of stockholder certificates. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect anticipated events and outcomes and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, completion of administrative or regulatory steps and approvals in the time frame anticipated or at all, some of which are out of the Company’s control, future financial results or business-related matters or civil, political or market events which could affect the timing or completion of an uplist, other events that could negatively affect the Company’s business, financial results, or the market in its securities or the stock market generally, and therefore impact the market for the Company’s stock or future shareholder liquidity and value. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that all risks cannot be anticipated and any list of risks may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”), and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

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